         VOTING TRUST AGREEMENT, dated as of May 1, 2002 between MICHAEL RYAN, (the "Trustee"), PRIME MANAGEMENT CORPORATION, a New York corporation (the "First Beneficiary"), and JAMES and TRACY CIOCIA (collectively, the "Second Beneficiaries", and together with the First Beneficiary, the "Beneficiaries").


                              W I T N E S S E T H :

         WHEREAS, the First Beneficiary is the owner of 400,000 shares (the "Purchased Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of Gilman & Ciocia, Inc., a Delaware corporation (the "Company");

         WHEREAS, the Second Beneficiaries are the owners of 474,686 shares (the "Option Shares") of Common Stock; and

         WHEREAS, in order to vest in the Trustee the sole right to vote the Purchased Shares and the Option Shares, the Beneficiaries are willing to deposit the Option Shares and Purchased Shares with the Trustee under this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. DELIVERY TO TRUSTEE OF CERTIFICATES FOR SHARES. Simultaneously with the execution and delivery of this Agreement: (a) the First Beneficiary shall deliver to the Trustee certificates representing an aggregate of 400,000 shares of Common Stock representing the Purchased Shares held by the First Beneficiary, and (b) the Second Beneficiaries shall deliver to the Trustee certificates representing an aggregate of 474,686 shares of Common Stock representing the Option Shares held by the Second Beneficiaries. Such certificates shall be endorsed in blank or accompanied by duly completed stock powers executed by the Beneficiaries. Immediately subsequent to the execution and delivery of this Agreement, the Trustee shall deliver a copy of this Agreement to the Company for filing in the Company's registered office in the State of Delaware, shall surrender to the Company said certificates and stock powers, and the Trustee and Beneficiaries shall take all further necessary or appropriate actions to enter the name of the Trustee in the register of stockholders in respect thereof and to cancel said certificates and to issue to the Trustee a new certificate, representing 874,686 shares of Common Stock (the "Trust Shares"), in the name of the Trustee, which certificate shall bear a legend indicating that it has been issued pursuant to this Agreement. Said new certificate shall be held by the Trustee, in trust, for the benefit of the Beneficiaries, subject to the terms hereinafter set forth.

         2. DELIVERY OF TRUSTEE'S CERTIFICATES. Upon the delivery to the Trustee of the certificates and stock powers referred to in paragraph 1 hereof, the Trustee shall deliver to the First Beneficiary a certificate substantially in the form hereinafter set forth (a "Trustee's Certificate") for the number of Shares delivered to the Trustee by the First Beneficiary, and the Trustee shall deliver to the Second Beneficiaries a Trustee's certificate for the number of Shares delivered to the Trustee by the Second Beneficiaries.

         The Trustee's Certificate (the provisions of which are a part of this Agreement) shall be substantially in the following form:


                              TRUSTEE'S CERTIFICATE

         This is to certify that the undersigned Trustee has received a certificate or certificates issued in the name of [First Beneficiary][Second Beneficiaries], evidencing the ownership of _______ shares of common stock, par value $0.01, of Gilman & Ciocia, Inc., a Delaware corporation (the "Shares"), and that the Shares are held subject to all the terms of that certain Agreement (the "Voting Trust Agreement"), dated as of _________, 2002, between Prime Management Corporation, James and Tracy Ciocia, and Michael Ryan, as Trustee. During the term of the Voting Trust Agreement, the Trustee shall, as provided in the Voting Trust Agreement, possess and be entitled to exercise the right to vote and otherwise represent all of the Shares for all purposes, it being agreed that no voting authority or power shall pass to the holder hereof by virtue of the ownership of this Certificate.

         This Certificate is assignable with the right to issuance of a new certificate of like tenor only upon the surrender to the Trustee of this certificate properly endorsed. Upon the termination of the Voting Trust Agreement, this certificate shall be surrendered to the Trustee by the holder hereof upon delivery to the holder hereof of a certificate representing the Shares.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of ___________, 2002.

                                                   ----------------------
                                                   Michael Ryan, Trustee


         Each Trustee's Certificate may be transferred by endorsement by the person to whom issued, or by his, her or its attorney-in-fact, or by the administrator or executor of his, her or its estate, by delivery of such Trustee's Certificate so endorsed to the Trustee; but such transfer shall not be evidence to or be binding upon the Trustee until such Trustee's Certificate is surrendered to the Trustee and the transfer is entered upon the "Trustee's Certificate Book," which shall be kept by the Trustee to show the names of the parties by whom and to whom transferred, the numbers of the certificates, the number of shares and the date of transfer. No new Trustee's Certificate shall be issued until the Trustee's Certificate for the shares represented thereby shall have been surrendered to and cancelled by the Trustee, and the Trustee shall preserve the certificates so cancelled as vouchers. In case any Trustee's Certificate shall be claimed to be lost or destroyed, a new Trustee's Certificate may be issued in lieu thereof, upon such proof of loss as may be required by the Trustee.





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         3.  VOTING AUTHORITY AND POWER OF TRUSTEE.

             (a) Subject to Section 4 below, during the term of this Agreement, the Trustee shall have the sole and exclusive voting authority and power with respect to the Trust Shares at all regular and special meetings of the stockholders of the Company and may vote for, do or assent or consent to and shall have all the powers, rights and privileges of a stockholder of the Company.

             (b) The Trustee may vote in person or by proxy, and a proxy in writing signed by the Trustee shall be sufficient authority to the person named therein to vote all the Trust Shares at any meeting, regular or special, of the stockholders of the Company.

         4. SALE OF OPTION SHARES. Pursuant to the terms of the Purchase Agreement, if, subsequent to the second anniversary of the date of this Agreement, the Second Beneficiaries sell or otherwise transfer any of the Option Shares (the "Transferred Shares"), the Trustee's voting power and authority shall cease with respect to such Transferred Shares, the Transferred Shares shall no longer be subject to the terms of this Agreement. The Trustee's Certificate representing the Option Shares shall be surrendered to the Trustee and a new Trustee's Certificate issued to the First Beneficiary pursuant to
Section 2 above representing the Option Shares less any Transferred Shares, and the certificate representing the Trust Shares shall be cancelled and a new certificate issued in the name of the Trustee representing the Trust Shares less any Transferred Shares.

         5.  DISTRIBUTION OF CASH DIVIDENDS.

             (a) The Trustee shall distribute directly any cash dividends or distributions declared and paid on the Trust Shares (other than dividends or distributions made in the form of voting securities of the Company) to the holders of Trustee's Certificates in proportion to their respective interests therein as shown on the books of the Trustee, such distribution to be equivalent to the dividends or distribution which each respective holder would have been entitled to receive had the Shares not been deposited hereunder.

             (b) The Trustee shall receive and hold, subject to the terms of this Agreement, any voting securities of the Company issued in respect of the Trust Shares by reason of any dividend, distribution, capital reorganization, stock split, combination or the like and shall issue and deliver Trustee's Certificates therefor to the holders of the Trustee's Certificates in proportion to their respective interests therein as shown on the books of the Trustee.

         6. TERM OF AGREEMENT. The trust hereby created shall terminate on May 1, 2007. Until termination in accordance with the terms of this Agreement, neither this Agreement nor the trust hereby created shall be revocable or amendable, in whole or in part.

         7. LIABILITY FOR WILLFUL MISCONDUCT. The Trustee shall not be liable for any error of judgment or mistake of fact or law, or for any act or omission undertaken in good faith in connection with his powers and duties under this Agreement, except for his own willful misconduct


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

or gross negligence. The Trustee shall not be liable for acts or omissions of any employee or agent of the Company. The Trustee shall not be liable for acting in reliance on any notice, request, consent, certificate, instruction, or other paper or document or signature believed to be genuine and to have been signed by the proper party or parties. The Trustee may consult with legal and other counsel of his choosing, and any act or omission undertaken by the Trustee in good faith in accordance with the opinion of legal or other counsel shall be binding and conclusive on the parties to this Agreement.

         8. BINDING AGREEMENT. Every registered holder of a Trustee's Certificate, and every bearer of a Trustee's Certificate properly endorsed in blank or properly assigned, by the acceptance or holding thereof, shall be deemed conclusively for all purposes to have assented to this Agreement and to all of its terms, conditions and provisions and shall be bound thereby with the same force and effect as if such holder or bearer had executed this Agreement. Without limiting the foregoing, this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         9. SEVERABILITY. The invalidity of any term or provision of this Agreement shall not affect the validity of the remainder of this Agreement.

         10. GOVERNING LAW. Regardless of the place of execution, delivery, performance or any other aspect of this Agreement, this Agreement and all of the rights of the parties under this Agreement shall be governed by, construed under and enforced in accordance with the substantive law of the State of Delaware without regard to conflicts of law principles.

         11. NO WAIVER. No waiver of any covenant or condition or the breach of any covenant or condition of this Agreement shall be deemed to constitute a waiver of any subsequent breach of such covenant or condition nor justify or authorize a nonobservance upon any occasion of such covenant or condition or any other covenant or condition of this Agreement.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter thereof, and shall not be modified or amended except in a writing executed by both of the parties hereto.






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         IN WITNESS WHEREOF, the Trustee and the Beneficiaries have executed this Agreement as of the date set forth above.

                                       /s/ Michael Ryan
                                       ------------------------------------
                                       Michael Ryan, as Trustee



                                       PRIME MANAGEMENT CORPORATION

                                       By: /s/ Michael Ryan, President
                                          ---------------------------------

                                       /s/ James Ciocia
                                       ------------------------------------
                                       James Ciocia

                                       /s/ Tracy Ciocia
                                       ------------------------------------
                                       Tracy Ciocia














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